Exhibit 10.10

FORM OF

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”), is effective as of [•], 2013, between Western Refining Logistics GP, LLC, a Delaware limited liability company (the “General Partner”), Western Refining Logistics, LP, a Delaware limited partnership (the “Partnership,” and together with the General Partner, the “Companies” and each a “Company”), and the undersigned director and/or officer of the Partnership (“Indemnitee”).

WHEREAS, the indemnification provisions of this Agreement are a supplement to and in furtherance of the Certificate of Limited Partnership of the Partnership, as amended from time to time after the date hereof (the “Partnership Certificate”), the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended from time to time after the date hereof in accordance with the terms thereof (the “Partnership Agreement”), the Certificate of Formation of the General Partner, as amended from time to time after the date hereof (the “General Partner Certificate”), and the Amended and Restated Limited Liability Company Agreement of the General Partner, as amended from time to time after the date hereof in accordance with the terms thereof (the “General Partner Agreement” and, together with the Partnership Certificate, the Partnership Agreement and the General Partner Certificate, the “Company Organizational Documents”), any organizational documents of any other Enterprise (as defined below) (collectively, the “Enterprise Organizational Documents”) and any resolutions adopted by the Board of Directors (pursuant to the General Partner Agreement or the Partnership Agreement) or similar governing body of any other Enterprise, and shall not be deemed to be a substitute therefor nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, the Company Organizational Documents and Delaware Limited Liability Company Act (the “LLC Act”) or Delaware Revised Uniform Limited Partnership Act (the “Partnership Act,” and collectively with the LLC Act, the “Delaware Acts”) each contemplate that contracts and insurance policies may be entered into with respect to the indemnification of directors and officers; and

WHEREAS, there are questions concerning the adequacy and reliability of the protection which might be afforded to directors and officers from the acquisition of policies of Directors and Officers Liability Insurance (“D&O Insurance”), covering certain liabilities which might be incurred by directors and officers in the performance of their services to the Companies; and

WHEREAS, in light of the litigation costs and risks to directors and officers resulting from their service to companies and the desire of the Companies to attract and retain qualified individuals to serve as directors and officers, it is reasonable, prudent and necessary for each Company to obligate itself contractually to indemnify Indemnitee so that he will serve or continue to serve the Companies free from undue concern that he will not be adequately protected; and

WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Companies on condition that he be so indemnified;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the each of the Companies and Indemnitee do hereby covenant and agree as follows:

1.     Definitions. As used in this Agreement:

(a)     The term “Proceeding” shall include any threatened, pending or completed action, suit, inquiry or proceeding, whether brought by or in the right of any Company or otherwise and whether of a civil, criminal, administrative, arbitrative or investigative nature, in which Indemnitee is or will be involved as a party, as a witness or otherwise, by reason of the fact that Indemnitee is or was a director or officer of any Company, by reason of any action taken by him or of any inaction on his part while acting as a director or officer or by reason of the fact that he is or was serving at the request of any Company as a director, officer, trustee, employee or agent of any Enterprise; in each case, whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

(b)     The term “Expenses” shall include, without limitation, any judgments, fines and penalties against Indemnitee in connection with a Proceeding; amounts paid by Indemnitee in settlement of a Proceeding; and all attorneys’ fees and disbursements, accountants’ fees, private investigation fees and disbursements, retainers, court costs, transcript costs, fees of experts, fees and expenses of witnesses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements, or expenses, reasonably incurred by or for Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in a Proceeding or establishing Indemnitee’s right of entitlement to indemnification for any of the foregoing, as well as any taxes paid by the Indemnitee on receipt of indemnification, advancement of Expenses, or contribution under the Agreement.

(c)     The term “Enterprise” shall mean each of the Companies and their respective subsidiaries and any other entity, constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger to which any Company (or any of its subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise of which Indemnitee is or was serving at the request of a Company as a director, officer, trustee, manager, venturer, proprietor, partner, member, employee, agent, fiduciary or similar functionary.

(d)     References to Indemnitee’s being or acting as “a director or officer of any Company” or “serving at the request of any Company as a director, officer, trustee, employee or agent of any Enterprise” shall include in each case service to or actions taken while a director, officer, trustee, employee or agent of any subsidiary or predecessor of any Company or Enterprise.

(e)     References to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of any Company” shall include any service as a director, officer, employee or agent of any Company which imposes duties on, or involves services by, such director, officer, trustee, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

(f)     The term “substantiating documentation” shall mean copies of bills or invoices for costs incurred by or for Indemnitee, or copies of court or agency orders or decrees or settlement agreements, as the case may be, accompanied by a sworn statement from Indemnitee that such bills, invoices, court or agency orders or decrees or settlement agreements represent costs or liabilities meeting the definition of “Expenses” herein.

(g)     The terms “he” and “his” have been used for convenience and mean “she” and “her” if Indemnitee is a female.

2.     Indemnity of Director or Officer. Each Company hereby agrees to hold harmless and indemnify Indemnitee against Expenses that result from, arise in connection with or are incurred by reason of the fact that Indemnitee is or was a director, officer, employee or agent of any Company, or is or was serving at the request of any Company as a director, officer, trustee, employee or agent of any Enterprise, unless there is a final, non-appealable judicial determination that the Indemnitee acted in bad faith, engaged in fraud, willful misconduct, or, in the case of a criminal matter, acted with knowledge his conduct was unlawful. The obligations of the Companies under this Agreement are joint and several obligations of each Company.

3.     Choice of Counsel. If Indemnitee is not an officer of any Company, he, together with the other directors of the General Partner who are not officers of any Company (the “Outside Directors”), shall be entitled to employ, and be reimbursed for the fees and disbursements of, counsel separate from that chosen by Indemnitees who are officers of either Company. The principal counsel for Outside Directors (the “Principal Counsel”) shall be determined by majority vote of the Outside Directors, and the principal counsel for Indemnitees who are not Outside Directors (the “Separate Counsel”) shall be determined by majority vote of such Indemnitees, in each case subject to the consent of the General Partner (not to be unreasonably withheld or delayed). The obligation of the Companies to reimburse Indemnitee for the fees and disbursements of counsel hereunder shall not extend to the fees and disbursements of any counsel employed by Indemnitee other than the Principal Counsel or the Separate Counsel, as the case may be, unless Indemnitee has interests that are different from those of the other Indemnitees or defenses available to him that are in addition to or different from those of the other Indemnitees such that the Principal Counsel or the Separate Counsel, as the case may be, would have an actual or potential conflict of interest in representing Indemnitee.

4.     Advances of Expenses. Expenses (other than judgments, penalties, fines and settlements) incurred by Indemnitee shall be paid by the General Partner, in advance of the final disposition of the Proceeding, within 20 calendar days after receipt by the General Partner of Indemnitee’s written request accompanied by (a) substantiating documentation, (b) Indemnitee’s written affirmation that he has met the standard of conduct for indemnification and (c) a written undertaking to repay such amount to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification. No objections based on or involving the question whether such charges meet the definition of “Expenses,” including any question regarding the reasonableness of such Expenses, shall be grounds for failure to advance to such Indemnitee, or to reimburse such Indemnitee for, the amount claimed within such 20-day period, and the undertaking of Indemnitee set forth in Section 6 hereof to repay any such amount to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification shall be deemed to include an undertaking to repay any such amounts determined not to have met such definition.

5.     Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application.

(a)     Timing. Any indemnification under this Agreement, other than pursuant to Section 4 hereof, shall be made no later than 60 days after receipt by the General Partner of the written request of Indemnitee, accompanied by substantiating documentation, unless a determination is made within said 60-day period by (i) the board of directors of the General Partner by a majority vote of a quorum consisting of directors of the General Partner who are not or were not parties to such Proceeding, (ii) a committee (comprised of members who are not or were not parties to such Proceeding) of the board of directors of the General Partner designated by majority vote of the board of directors of the General Partner, although less than a quorum, (iii) if there are no such directors, or if such directors so direct, independent legal counsel in a written opinion or (iv) the unitholders, that Indemnitee has not met the relevant standards for indemnification set forth in Section 2 hereof.

(b)     Burden of Proof. The right to indemnification or advances as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Companies. Neither the failure of the Companies (including the board of directors of the General Partner, any committee thereof, independent legal counsel for the Companies or unitholders of the Companies) to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standards of conduct, nor an actual determination by the Companies (including the board of directors of the General Partner, any committee thereof, independent legal counsel for the Companies or unitholders of the Companies) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

6.     Undertaking By Indemnitee. Indemnitee hereby undertakes to repay to the Companies (a) any advances of Expenses pursuant to Section 4 hereof and (b) any judgments, penalties, fines and settlements paid to or on behalf of Indemnitee hereunder, in each case to the extent that it is finally determined that Indemnitee is not entitled to indemnification. As a condition to the advancement of such Expenses or the payment of such judgments, penalties, fines and settlements, Indemnitee shall, at the request of the General Partner, execute an acknowledgment that such Expenses or such judgments, penalties, fines and settlements, as the case may be, are delivered pursuant and are subject to the provisions of this Agreement.

7.     Indemnification Hereunder Not Exclusive. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any Enterprise Organizational Documents, the Delaware Acts, any D&O Insurance, any agreement or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; provided, however, that this Agreement supersedes all prior written indemnification agreements between the Companies (or any predecessor thereof) and Indemnitee with respect to the subject matter hereof. However, Indemnitee shall reimburse the Companies for amounts paid to him pursuant to such other rights to the extent that such payments duplicate any payments received pursuant to this Agreement.

8.     Continuation of Indemnity. All agreements and obligations of the Companies contained herein shall continue during the period that Indemnitee is a director or officer of any Company (or is or was serving at the request of any Company as a director, officer, employee or agent of any Enterprise) and shall continue thereafter as long as Indemnitee shall be subject to any possible Proceeding (notwithstanding the fact that Indemnitee has ceased to serve as an officer or director of the Companies or any Enterprise).

9.     Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Companies for a portion of Expenses, but not, however, for the total amount thereof, the Companies shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

10.     Settlement of Claims.

(a)     Settlements. The Companies shall not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any Proceeding against Indemnitee, or any proceeding which could have been brought against Indemnitee or which potentially or actually imposes any cost, liability, exposure or burden on Indemnitee, unless such settlement solely involves the payment of money or performance of any obligation by Persons other than Indemnitee and includes an unconditional release of Indemnitee from all liability on any matters that are the subject of such Proceeding and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters. The Companies shall not be obligated to indemnify Indemnitee for amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the Companies’ prior written consent, which consent shall not be unreasonably withheld.

(b)     Defense. In any Proceeding in connection with which Indemnitee has submitted a Company with a written request for advancement and/or indemnification of Expenses pursuant to this Agreement, such Company shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of such Company’s election to do so. After delivery of such notice, approval of such counsel by Indemnitee, and retention of such counsel by such Company, Indemnitee shall nevertheless be entitled to employ or continue to employ his own counsel in such Proceeding. Employment of such counsel by Indemnitee shall be at the cost and expense of the Companies unless and until the Companies shall have demonstrated to the reasonable satisfaction of Indemnitee and Indemnitee’s counsel that there is no conflict of interest between the Company and Indemnitee in such Proceeding, after which time, further employment of such counsel by the Indemnitee shall be at the cost and expense of Indemnitee.

11.     Insurance. Each Company shall use its reasonable best efforts to provide Indemnitee with coverage, with reputable insurance companies with A.M. Best ratings of “A” or better, for any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf by reason of the fact that Indemnitee is or was a director, officer, employee or agent of any Company, or is or was serving at the request of any Company as a director, officer, trustee, employee or agent of any Enterprise, whether or not any such Company would have the power to indemnify Indemnitee against such liability. Such insurance policies shall have coverage terms and policy limits at least as favorable to Indemnitee as the insurance coverage provided to any other current or former officer or director of the General Partner. If a Company has such insurance in effect at the time it receives from Indemnitee any notice of the commencement of an action, suit, proceeding or other claim, such Company shall give prompt notice of the commencement of such action, suit, proceeding or other claim to the insurers in accordance with the procedures set forth in the policy. The Companies shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding or other claim in accordance with the terms of such policy, provided that the Companies shall not be liable to pay or advance to Indemnitee any amounts otherwise indemnifiable under this Agreement or under any other indemnification agreement if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. The Companies shall continue to provide such insurance coverage to Indemnitee for a period of at least six (6) years after Indemnitee ceases to serve as a director or any other Corporate Status.

12.     Acknowledgments.

(a)     Company Acknowledgment. Each of the Companies (i) expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on such Company hereby in order to induce Indemnitee to serve or to continue to serve as a director or officer of any Company and (ii) acknowledges that Indemnitee is relying upon this Agreement in agreeing to serve or in continuing to serve as a director or officer of any Company.

(b)     Mutual Acknowledgment. Both the Companies and Indemnitee acknowledge that in certain instances, Federal law or public policy may override applicable state law and prohibit each Company from indemnifying its directors and officers under this Agreement or otherwise. For example, each of the Companies and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that each Company has undertaken, or may be required in the future to undertake, with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of such Company’s right under public policy to indemnify Indemnitee.

13.     Enforcement. In the event that Indemnitee is required to bring any action or other proceeding to enforce rights or to collect moneys due under this Agreement and is successful in such action, the General Partner shall reimburse Indemnitee for all of Indemnitee’s Expenses in bringing and pursuing such action.

14.     Exceptions. Any other provision herein to the contrary notwithstanding, the Companies shall not be obligated pursuant to the terms of this Agreement:

(a)     No Entitlement to Indemnification. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that Indemnitee was not entitled to indemnification hereunder;

(b)     Insured Claims. To indemnify Indemnitee for Expenses of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent that such Expenses have been paid directly to Indemnitee by an insurance carrier under a D&O Insurance policy maintained by any Company;

(c)     Remuneration in Violation of Law. To indemnify Indemnitee in respect of remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

(d)     Indemnification Unlawful. To indemnify Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful; or

(e)     Claims Under Section 16(b). To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

15.     Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be in any way affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. Each section of this Agreement is a separate and independent portion of this Agreement. If the indemnification to which Indemnitee is entitled with respect to any aspect of any claim varies between two or more sections of this Agreement, that section providing the most comprehensive indemnification shall apply.

16.     Miscellaneous.

(a)     Governing Law. This Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto, shall be governed, construed and interpreted in accordance with the substantive laws of the State of Delaware, without reference to the choice of law provisions therein.

(b)     Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)     Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(d)     Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent to the recipient by telecopy (receipt electronically confirmed by sender’s telecopy machine) if during normal business hours of the recipient, otherwise on the next business day, (iii) one business day after the date when sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) five business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the addresses indicated on the signature page hereto, or to such other address as any party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section 16(d).

(e)     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f)     Successors and Assigns. This Agreement shall be binding upon each Company and its respective successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, legal representatives and assigns.

(g)     Subrogation. In the event of payment under this Agreement, the Companies shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable any Company to effectively bring suit to enforce such rights.

(h)     Other Rights of Recovery. If the General Partner, on behalf of itself, pays or causes to be paid (including advancement of Expenses), for any reason, any amounts otherwise indemnifiable or payable hereunder or under any other indemnification agreement or arrangement (wither pursuant to contract or otherwise) with Indemnitee, then the Partnership shall fully indemnify, reimburse and hold harmless the General Partner for all such payments actually made by the General Partner.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

WESTERN REFINING LOGISTICS GP, LLC

By:
Name:
Title:
Address: 123 West Mills Avenue, Suite 200
El Paso, Texas 79901
Facsimile: (915) 534-2650

WESTERN REFINING LOGISTICS, LP
By: Western Refining Logistics GP, LLC, its general partner

By:
Name:
Title:
Address: 123 West Mills Avenue, Suite 200
El Paso, Texas 79901
Facsimile: (915) 534-2650

INDEMNITEE:

Name:
Address:

Signature Page to Indemnification Agreement